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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                       XM Satellite Radio Holdings Inc.
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            (Exact name of registrant as specified in its charter)


             Delaware                                  52-1878819
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(State incorporation or organization)      (I.R.S. Employer Identification No.)




         1250 23rd Street, N.W., Suite 57, Washington, DC  20037-1100
         ------------------------------------------------------------
           (Address of principal executive offices)        (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

     Securities Act registration statement file number to which this form relates: 333-93529


       Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                    Name of each exchange on which
        to be so registered                    each class is to be registered
        -------------------                    ------------------------------

                                       None
                                       ----

       Securities to be registered pursuant to Section 12(g) of the Act:

  ___% Series B Convertible Redeemable Preferred Stock, $.01 par value per share
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                                (Title of class)
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Item 1.   Description of Registrant's Securities To Be Registered.
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     The Registrant hereby incorporates by reference the section entitled
"Description of Series B Preferred Stock" of the second Prospectus, which relates to the Series B preferred stock offering, contained in Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-93529), filed on January 7, 2000.

Item 2.   Exhibits.
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          1.  Restated Certificate of Incorporation of XM Satellite Radio
              Holdings Inc.

          2.  Restated Bylaws of XM Satellite Radio Holdings Inc.

          3. Form of Certificate of Designations for __% Series B Convertible Redeemable Preferred Stock.

          4. Specimen stock certificate representing the __% Series B Convertible Redeemable Preferred Stock, par value $.01 per share, of the Registrant.



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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              XM SATELLITE RADIO HOLDINGS INC.
                              (Registrant)


Date:  January 21, 2000      By:    /s/ Joseph M. Titlebaum
                                 -------------------------------
                                 Joseph M. Titlebaum
                                 Senior Vice President, General Counsel
                                    and Secretary


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                                 EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

   1.         Restated Certificate of Incorporation of XM Satellite Radio
              Holdings Inc.

   2.         Restated Bylaws of XM Satellite Radio Holdings Inc.

   3. Form of Certificate of Designations for __% Series B Convertible Redeemable Preferred Stock.

   4. Specimen stock certificate representing the __% Series B Convertible Redeemable Preferred Stock, par value $.01 per share, of the Registrant.


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